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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 7, 2001 incorporated by reference in Gardner Denver, Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.



Arthur Andersen LLP
St. Louis, Missouri
May 17, 2001